EXHIBIT 10-12           AMENDMENT NO. 2 TO
                    REVOLVING CREDIT AGREEMENT


    THIS AMENDMENT NO. 2, dated November 14, 1996 but to be effective as of September 30, 1996, is made by and between ARTISTIC GREETINGS INCORPORATED a Delaware corporation (the "Borrower") and MARINE MIDLAND BANK, a bank organized under the laws of the State of New York (the "Bank").

                             RECITALS:

    WHEREAS, the Borrower and the Bank are parties to a Revolving Credit Agreement, dated March 8, 1996, as amended by Amendment No. 1 to Revolving Credit agreement dated May 30, 1996 (the "Agreement"); and

    WHEREAS, the Borrower and the Bank desire to amend the Agreement as originally executed for the purpose of extending the term thereof and making certain other modifications as set forth below.

    NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1.  DEFINED TERMS.

    (a) Except as otherwise provided herein, all terms used herein and defined in the Agreement shall have the meanings ascribed to such terms in the Agreement. The terms "Agreement," "hereunder," "herein," and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

    (b) The definition of "Termination Date" shall be amended by deleting such definition in its entirety and replacing it with the following:

    "TERMINATION DATE" means January 2, 1998.


ARTICLE 2.  AMENDMENT TO SECTION 7.1.

    The Agreement shall be amended by deleting Section 7.1 in its entirety and substituting the following Section 7.1 in lieu thereof:

    SECTION 7.1 MINIMUM WORKING CAPITAL. The Borrower will not at any time permit current liabilities to exceed current assets by more than $1,900,000. For purposes of this section, all amounts outstanding under the Revolving Credit Note shall be treated as long term debt.

ARTICLE 3.  AMENDMENT TO SECTION 7.4.

    The Agreement shall be amended by deleting Section 7.4 in its entirety and substituting the following Section 7.4 in lieu thereof:

        SECTION 7.4 CURRENT RATIO. The Borrower will maintain at all times a ratio of current assets to current liabilities of not less than .8 to 1.0. For the purpose of this section, all amounts outstanding under the Revolving Credit Note shall be treated as long term debt.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.

    (a) The Borrower represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of this Amendment) that each of the Representations and Warranties of the Borrower contained in Article IV of the Agreement is true and correct on the date hereof and will be true and correct on the Effective Date as hereinafter defined. For purposes of this Article 4, where a Representation and Warranty contained in the Agreement makes reference to the Agreement, the term "Agreement" shall be deemed, where appropriate, to include the execution, delivery and performance of this Amendment.

    (b) The Borrower represents and warrants to the Bank that all necessary action has been taken to perfect the security interests in and charges upon the Collateral described in the Security Agreement for the benefit of the Bank, and no filing (including without limitation, any financing statements pursuant to the Uniform Commercial Code), recording, registration, giving of notice to other action is required in connection with this Amendment in order to continue in effect the security interests described in the Security Agreement.


ARTICLE 5.  CONDITIONS PRECEDENT TO EFFECTIVENESS HEREOF.

    When this Amendment has been executed by the Bank and the Borrower and lodged with the Bank, this Amendment shall be deemed to be effective (the "Effective Date"), provided that each of the following conditions shall have been satisfied in a manner satisfactory to the Bank:

    (a) All representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though the representations and warranties had been made on the Effective Date.

    (b) No material adverse change shall have occurred in the financial condition of the Borrower since June 30, 1996.

    (c) There shall not exist on the Effective Date any Event of Default as defined in Section 8.1 of the Agreement, or any event which with notice or lapse of time, or both, would constitute such an Event of Default.
    (d) All corporate and legal proceedings necessary in connection with the transactions contemplated by this Amendment shall have been completed and the execution of this Amendment shall have been duly authorized.

    (e) By executing this Amendment, the Borrower shall be deemed to have certified to the Bank that all of the conditions specified in this Article 5 have been satisfied as of such date, and that the representations and warranties set forth in Article 4 are true and correct as of such date.

ARTICLE 6.  SURVIVAL OF COVENANTS.

    All covenants, agreements, representations and warranties made herein or concurrently with the execution and delivery hereof, and in certificates given pursuant hereto, shall survive the execution and delivery of this Amendment, and shall continue in full force and effect with respect to the date as of which they were made as long as any indebtedness remains unpaid hereunder or under the Agreement.


ARTICLE 7.  COSTS, EXPENSES AND TAXES.

     The Borrower agrees to pay on the Effective Date all costs and expenses in connection with the preparation, execution, delivery, filing and recording of any of the Loan Documents, including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto.
In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered (if any) under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.


ARTICLE 8.  AMENDMENTS.

    This Amendment may not be amended or modified except in writing signed by the Borrower and the Bank.


ARTICLE 9.  SUCCESSORS AND ASSIGNS.

    This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns, including each successive holder or holders of the Note (or any interest therein).


ARTICLE 10.  LIMITATION OF AMENDMENTS.

    The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or any waiver of or modification of any other term or condition of the Agreement, the Security Agreement, the Guaranty or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement, the Security Agreement, the Guaranty or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of this Agreement, the Security Agreement and the Guaranty shall continue in full force and effect.


    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    ARTISTIC GREETINGS INCORPORATED

                By: /s/ Thomas C. Wyckoff
                    Thomas C. Wyckoff
                    Senior Vice President - Administration


                    MARINE MIDLAND BANK

                By: /s/ Paul E. Willsey
                    Paul E. Willsey
                    Senior Vice President

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